UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 29, 2017
Date of Report (Date of earliest event reported)

GALA GLOBAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2780 South Jones Blvd., #3725, Las Vegas, Nevada	89146
(Address of principal executive offices)	(Zip Code)

(949) 851-9261
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of November 27, 2017, Mr. Timothy Madden stepped down as CEO of Gala Global Inc. (the “Company”) to focus full time on the expanding responsibilities as the CEO of Controlled Environment Genomics Inc., a majority owned subsidiary of Gala Global Inc.

As of November 27, 2017, Mr. Maqsood Rehman was appointed as Gala Global Inc.’s Chief Executive Officer.

In addition. Effective November 9, 2017, Mr. Joseph Earle was appointed Gala Global Inc.’s Chief Operation Officer.

The biography for Mr. Rehman is set forth below:

Dr. Maqsood Rehman, is currently CEO of Gala Global, Inc. (“GLAG”) where he was the COO since June 2017. Prior to GLAG, Dr. Rehman was the Global Soybean Breeding Leader for Dow Agrosciences at Indianapolis, Indiana for six years. Previously, he worked as a soybean breeder for Monsanto Company at Oxford, Indiana for five years. Dr. Rehman has Masters and PhD degrees in Plant Science from University of Idaho, U.S.A. and Post Doctorate from University of Missouri-Columbia, Missouri. Dr. Rehman also has a diversified scientific background with training, and 10 plus years of practical experience in plant breeding, quantitative and molecular genetics and cytogenetics and project management.

Dr. Rehman’s experience ranges from providing leadership to the breeding organization to developing breeding strategies and budgets needed to accomplish breeding goals. He fills in the gaps by bringing key stakeholders together and aligns breeding goals with global commercial needs through effective communication. Dr. Rehman is also an expert at developing teams and providing effective and transparent communication process to achieve deliverables.

The biography for Mr. Earle is set forth below:

Joseph Earle, for the past twenty two years has specialized in serving as an accounting and other senior officer in various technology start-ups. Mr. Earle specializes in capital formation, corporate operations and corporate accounting. These technologies include pharmaceuticals, renewal energy, medical device, applications software, Internet based trading, hardware and software engineering and electronics manufacturing.

Prior to corporate accounting and operations, Mr. Earle had over twenty years capital market experience specializing in institutional and corporate capital management as well as securities trading. Mr. Earle specialized in risk based capital requirements and portfolio management for banks and government entities.

Mr. Earle has a BS in Finance from the University of Illinois and is certified in a number of financial and accounting application software specialties.

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ITEM 8.01 Other Events.

Gala Pharmaceuticals Inc., has acquired services of Mark Livingston

Mr. Livingston has operated a pharmaceutical manufacturing firm in San Diego, CA for over 9 years. Mr. Livingston provides leadership to Gala Pharmaceuticals Inc., and assist a focus on setting the strategic direction of the company and instilling a culture of quality and continuous improvement. He is experienced in operations, finance, strategic planning, start-up companies, company turnarounds, management information systems and planning for the succession of closely held businesses.

Gala Pharmaceuticals Inc., has acquired the services of Nayaz Ahmed, PH.D, RAC, CQA, Director of Analytical Services & Product Development

Dr. Ahmed is a pharmaceutical development scientist experienced in R&D, regulatory compliance and quality control.  He creatively resolves CMC and outstanding quality issues with firm knowledge of operations related to pharmaceuticals, biologicals and medical devices.  At Gala Pharmaceuticals Inc., Dr. Ahmed has been instrumental in developing comprehensive regulatory compliance systems, SOP’s, and cGMP guided research to support product development. He is consulting with Gala Pharmaceuticals Inc.’s quality control department to execute new and improved quality systems to meet current FDA, ICH and ISO regulations and standards.

Gala Pharmaceuticals Inc., has acquired the services of Arshad Chaudry, Director of QC, Microbiology and Validation

Mr. Chaudry is a senior scientist experienced in commercial and R&D pharmaceutical microbiology and quality system validations. He has over 25 years of experience as a microbiologist, and is a consultant to GPI’s management team. Mr. Chaudry has extensive experience with regulatory agencies and will represented GPI in its FDA and ISO inspections. Mr. Chaudry will play a key role in managing GPI’s manufacturing operations and the implementation of the company’s environmental monitoring programs to maintain its cGMP compliance.

The Company anticipates the installation and operation of a state of the art analytical laboratory and genetic engineering facility in San Diego County in Q1-2018.

The Company is being the process to change its name to Gala Pharmaceuticals Inc..

Item 9.01         Exhibits

(b)

Exhibit No.	Exhibit
10.1	Agreement - Maqsood Rehman
10.2	Agreement - Timothy Madden

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 29, 2017	By:	/s/ Maqsood Rehman
Maqsood Rehman
	Title:	Chief Executive Officer

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